UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

October 11, 2010

Date of Report (Date of earliest event reported)

THE GYMBOREE CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-21250	94-2615258
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Howard Street, San Francisco, California	94105
(Address of Principal Executive Offices)	(Zip Code)

(415) 278-7000

(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On October 11, 2010, The Gymboree Corporation, a Delaware corporation (the “Company”), issued a press release announcing entry into a definitive agreement (“Merger Agreement”) with Giraffe Holding, Inc., a Delaware corporation (“Parent”), and Giraffe Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Parent (“Acquisition Sub”) pursuant to which Acquisition Sub will commence a tender offer (the “Offer”) to acquire all of the outstanding shares of common stock, $0.001 par value per share, of the Company at a purchase price of $65.40 per share in cash. The Offer will be commenced by Acquisition Sub promptly after delivery by the Company to Parent of certain financial and other information required by the terms of the commitment letter issued by Parent’s financing sources. As soon as practicable after the consummation of the Offer, Acquisition Sub will merge with and into the Company (the “Merger”) and the Company will become a wholly-owned subsidiary of Parent. The Merger Agreement also provides that the Merger may be consummated regardless of whether the Offer is completed, but if the Offer is not completed, the Merger will only be able to be consummated after the stockholders of the Company have adopted the Merger Agreement at a meeting of stockholders. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On October 11, 2010, the Company sent a letter to the employees of the Company, which is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

On October 11, 2010, the Company sent a letter to its franchisees, which is attached hereto as Exhibit 99.3 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Exhibit
99.1	Press Release, issued by the Company, dated October 11, 2010
99.2	Letter to employees, dated October 11, 2010
99.3	Letter to franchisees, dated October 11, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GYMBOREE CORPORATION

Dated: October 11, 2010	By:	/s/ Jeffrey P. Harris
		Name:	Jeffrey P. Harris
		Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Exhibit
99.1	Press Release, issued by the Company, dated October 11, 2010
99.2	Letter to employees, dated October 11, 2010
99.3	Letter to franchisees, dated October 11, 2010